Exhibit 99.1

FOR IMMEDIATE RELEASE
DICK'S Sporting Goods Reports Fourth Quarter and Full Year Results
– Delivers 5.3% Growth in Fourth Quarter Comparable Store Sales –
– More Than Doubles Quarterly Dividend –
●Delivered record-setting full year 2022 net sales of $12.37 billion, up 0.6% versus full year 2021 and up 41.3% versus full year 2019
●Delivered full year 2022 earnings per diluted share of $10.78 and non-GAAP earnings per diluted share of $12.04
●Delivered full year 2022 EBT margin of over 11%, which is more than two times 2019
●Increased annualized dividend to $4.00 per share, an increase of 105% compared to $1.95 per share in 2022; Declared quarterly dividend of $1.00 per share
●Provides 2023 outlook (53 week year) and expects full year earnings per diluted share to be in the range of $12.90 to 13.80, including approximately $0.20 for the 53rd week, and comparable store sales to be in the range of flat to positive 2.0%

"Following two consecutive record years, we are very pleased with our 2022 performance, which was the largest sales year in our company's history. These results and our 2023 outlook demonstrate the strength of our business as we continue to execute our multi-year transformation through focused strategies and strong execution. I'd like to thank all our teammates for their hard work and unwavering dedication to our business."
Ed Stack, Executive Chairman
"Our 2022 results provide a strong foundation upon which we will build in 2023 and well into the future. In 2023, we will grow both our sales and earnings through positive comps, a return to square footage growth and higher merchandise margin. Our consistent performance and financial strength position us to increase the rate of investment in our business to fuel long-term growth opportunities, and also return significant capital to shareholders. The step-change increase in our dividend clearly reflects our strong conviction in our structurally higher sales and earnings."
"Our fourth quarter was a strong ending to another strong year. We achieved record quarterly sales and our comps grew 5.3% as we continued to gain market share. As planned, we continued to address targeted inventory overages, and as a result our inventory is in great shape as we start 2023. We couldn't be more excited about our spring assortment."
Lauren Hobart, President and Chief Executive Officer

PITTSBURGH, March 7, 2023 - DICK'S Sporting Goods, Inc. (NYSE: DKS), the largest U.S. based full-line omni-channel sporting goods retailer, today reported sales and earnings results for the fourth quarter and full year ended January 28, 2023.

Fourth Quarter Operating Results (dollars in millions, except per share data)	13 Weeks Ended		Change (1)
	January 28, 2023	January 29, 2022
Net sales	$3,597	$3,352	$245	7.3%
Comparable store sales (2)	5.3%	6.6%
Income before income taxes (% of net sales) (3)	8.9%	13.7%	(482) bps
Non-GAAP income before income taxes (% of net sales) (3) (4)	9.7%	14.0%	(423) bps
Net income	$236	$346	$(110)	(32)%
Non-GAAP net income (4)	$258	$352	$(94)	(27)%
Earnings per diluted share	$2.60	$3.16	$(0.56)	(18)%
Non-GAAP earnings per diluted share (4)	$2.93	$3.64	$(0.71)	(20)%

Year-to-Date Operating Results (dollars in millions, except per share data)	52 Weeks Ended		Change (1)
	January 28, 2023	January 29, 2022
Net sales	$12,368	$12,293	$75	0.6%
Comparable store sales (2)	(0.5)%	27.4%
Income before income taxes (% of net sales) (3)	11.2%	16.2%	(503) bps
Non-GAAP income before income taxes (% of net sales) (3) (4)	11.4%	16.5%	(504) bps
Net income	$1,043	$1,520	$(477)	(31)%
Non-GAAP net income (4)	$1,065	$1,543	$(477)	(31)%
Earnings per diluted share	$10.78	$13.87	$(3.09)	(22)%
Non-GAAP earnings per diluted share (4)	$12.04	$15.70	$(3.66)	(23)%

Balance Sheet (in millions)	As of January 28, 2023	As of January 29, 2022	$ Change (1)	% Change (1)
Cash and cash equivalents	$1,924	$2,643	$(719)	(27)%
Inventories, net	$2,831	$2,298	$533	23%
Total debt (6)	$1,541	$1,931	$(390)	(20)%

Capital Allocation (in millions)	52 Weeks Ended		$ Change (1)	% Change (1)
	January 28, 2023	January 29, 2022
Share repurchases (7)	$427	$1,176	$(750)	(64)%
Dividends paid (8)	$163	$603	$(440)	(73)%
Gross capital expenditures	$364	$308	$56	18%
Net capital expenditures (5)	$328	$268	$60	22%
Principal paid in connection with exchange of Convertible Senior Notes (9)	$516	$—	$516

Notes
1.Column may not recalculate due to rounding.
2.Beginning in fiscal 2022, the Company revised its method for calculating comparable store sales by including relocated store locations. Prior year fiscal 2021 information was revised to reflect this change for comparability purposes. See additional details as furnished in Exhibit 99.2 of the Company's Form 8-K, which was filed with the SEC on March 8, 2022. Comparable store sales information prior to fiscal 2021 has not been revised to reflect this change in methodology.
3.Also referred to by management as earnings before income taxes margin ("EBT margin").
4.During the fourth quarter of 2022, the Company decided to exit the Field & Stream brand. As a result, the Company closed 12 of the remaining 17 stores for conversion into eight DICK’S House of Sport stores and four expanded DICK’S Sporting Goods stores during the fourth quarter of 2022 and incurred pre-tax charges totaling $30.1 million. For additional information see New Accounting Pronouncement later in the release and GAAP to non-GAAP reconciliations included in a table under the heading "GAAP to Non-GAAP Reconciliations."
5.For additional information, see GAAP to non-GAAP reconciliations included in a table later in the release under the heading "GAAP to Non-GAAP Reconciliations."
6.Fiscal 2022 and 2021 includes debt with a carrying value of $1,482 million and $1,481 million, respectively, from the Company's issuance of the Senior Notes during the fourth quarter of 2021. Fiscal 2022 and 2021 includes debt with a carrying value of $58 million and $449 million, respectively, from the Company's issuance of the Convertible Senior Notes during fiscal 2020. The Company had no outstanding borrowings under its revolving credit facility in 2022 and 2021.
7.During fiscal 2022 the Company repurchased 5.0 million shares of its common stock at an average price of $85.84 per share, for a total cost of $427 million under its share repurchase program. The Company has $1.4 billion remaining under its authorization as of January 28, 2023. The Company also paid $31.7 million during fiscal 2022 for shares repurchased during 2021.
8.During the fourth quarter of fiscal 2022 and 2021, the Company declared and paid quarterly dividends of $0.4875 and $0.4375 per share, respectively, on the Company's Common Stock and Class B Common Stock. In fiscal 2021, the Company also declared and paid a special dividend in the amount of $5.50 per share on the Company's Common Stock and Class B Common Stock.
9.During fiscal 2022 the Company exchanged $516 million aggregate principal amount of Convertible Senior Notes and unwound the corresponding portion of the convertible bond hedge and warrants for $516 million of cash and 9.8 million shares of our common stock. On February 9, 2023, the Company provided irrevocable notice to the noteholders of our Convertible Senior Notes of our election to redeem the remaining $59 million aggregate principal in shares. The Company intends to offset share dilution from this settlement through share repurchases using excess cash, free cash flow or borrowings on our Credit Facility. See additional details as furnished in Exhibit 99.1 of the Company's Form 8-K, which was filed with the SEC on February 9, 2023.

Quarterly Dividend

On March 6, 2023, the Company's Board of Directors authorized and declared a quarterly dividend in the amount of $1.00 per share on the Company's Common Stock and Class B Common Stock. The dividend is payable in cash on March 31, 2023 to stockholders of record at the close of business on March 17, 2023. This dividend represents an increase of 105% over the Company’s previous quarterly per share amount and is equivalent to an annualized dividend of $4.00 per share.

Full Year 2023 Outlook (53 week year)
Coming off two consecutive record years in 2020 and 2021, the Company's 2022 results provide a strong foundation upon which it will build in 2023 and in the years ahead. The Company's Full Year Outlook for 2023 is presented below:

Metric	2023 Outlook
Earnings per diluted share	●$12.90 to 13.80 ○Includes approximately $0.20 per diluted share for the 53rd week ○Based on approximately 88 million diluted shares outstanding ○Based on an effective tax rate of approximately 22%
Comparable store sales	●Flat to positive 2.0% on a 52-week basis
Capital expenditures	●$670 to 720 million on a gross basis ●$550 to 600 million on a net basis

Conference Call Info

The Company will host a conference call today at 10:00 a.m. Eastern Time to discuss the fourth quarter and full year results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company's website located at investors.DICKS.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live webcast, it will be archived on the Company's website for approximately twelve months.

Non-GAAP Financial Measures

In addition to reporting the Company's financial results in accordance with generally accepted accounting principles ("GAAP"), the Company reports certain financial results that differ from what is reported under GAAP. These non-GAAP financial measures include non-GAAP EBT margin, consolidated non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP diluted shares outstanding, and net capital expenditures, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Furthermore, management believes that adjustments related to the Convertible Senior Notes and convertible bond hedge provide a more complete view of the economics of the instruments upon future conversion. Management also uses these non-GAAP measures internally for forecasting, budgeting, and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. A reconciliation of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are provided below and on the Company's website at investors.DICKS.com.

New Accounting Pronouncement
The Company adopted a new accounting pronouncement in the first quarter of 2022, which impacted the accounting treatment for convertible debt with cash conversion features, such as the Convertible Senior Notes. The standard required that the Company eliminate the non-cash debt discount and related interest expense from its Convertible Senior Notes, which decreased their annualized interest rate from 11.6% to 3.9%. The new standard also required earnings per diluted share to assume share conversion of the entire amount of shares underlying the Convertible Senior Notes as of the beginning of the period presented using the if-converted method. The Company adopted the standard under the modified retrospective approach and therefore, will not revise prior periods. The net effect of these changes did not materially impact the Company's full year 2022 GAAP earnings per diluted share.
Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified as those that may predict, forecast, indicate or imply future results or performance and by forward-looking words such as “believe”, “anticipate”, “expect”, “estimate”, “predict”, “intend”, “plan”, “project”, “goal”, “will”, “will be”, “will continue”, “will result”, “could”, “may”, “might” or any variations of such words or other words with similar meanings. These statements are subject to risks and uncertainties and change based on various important factors, many of which may be beyond the Company's control. The Company's future performance and actual results may differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements should not be relied upon by investors as a prediction of actual results. Forward-looking statements include statements regarding, among other things, the Company's future performance, including 2023 outlook for earnings, sales, and capital expenditures; the belief that we will grow both our sales and earnings in 2023, through square footage growth, positive comps, and higher merchandise margin; our ability to return significant capital to shareholders; expected share repurchases; the increased dividend on an annualized basis; the health and positioning of our inventory; our plan to redeem the Convertible Senior Notes and unwind of the bond hedge; and the execution of our multi-year strategic transformation.
Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to: macroeconomic conditions, including inflationary pressures, rising interest rates, and disruption of supply chains, whether due to COVID-19, the conflict in Ukraine or otherwise, and the effectiveness of measures to mitigate such impact; changes in consumer discretionary spending; changes in consumer demand or shopping patterns and the ability to identify new trends and have the right trending products in stores and online; changes in the competitive market and competition amongst retailers, including an increase in promotional activity; investments in omni-channel growth not producing the anticipated benefits within the expected time-frame or at all; risks relating to vertical brands and new retail concepts; investments in business transformation initiatives not producing the anticipated benefits within the expected time-frame or at all; the size of strategic investments and the timing and success of those investments; inventory turnover; weather-related disruptions and seasonality of the Company's business; changes in existing tax, labor, foreign trade and other laws and regulations, including those imposing new taxes, surcharges, and tariffs, and compliance with such laws and regulations; increasing labor costs; limitations on the availability of attractive retail store sites; redemption of the outstanding Convertible Senior Notes and unwind of the bond hedge occurring within the anticipated timeline; unauthorized disclosure of sensitive or confidential customer information; website downtime, disruptions or other problems with the eCommerce platform, including interruptions, delays or downtime caused by high volumes of users or transactions, deficiencies in design or implementation, or platform enhancements; disruptions or other problems with information systems; increasing direct competition from vendors, and increasing product costs due to various reasons, including foreign trade issues, currency exchange rate fluctuations, and increasing prices for raw materials due to inflation; risks associated with brick and mortar retail store model, including the ability to optimize our store lease portfolio and our distribution and fulfillment network; our ability to hire and retain quality teammates, including store managers and sales associates; negative reactions from customers, vendors and shareholders regarding Company policy changes and advocacy efforts related to social and political issues; and the loss of key personnel.
For additional information on these and other factors that could affect the Company's actual results, see the risk factors set forth in the Company's filings with the Securities and Exchange Commission ("SEC"), including the most recent Annual Report filed with the SEC on March 23, 2022. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation. Forward-looking statements included in this release are made as of the date of this release.

About DICK'S Sporting Goods

DICK’S Sporting Goods (NYSE: DKS) creates confidence and excitement by personally equipping all athletes to achieve their dreams. Founded in 1948 and headquartered in Pittsburgh, the leading omnichannel retailer serves athletes and outdoor enthusiasts in more than 850 DICK’S Sporting Goods, Golf Galaxy, Public Lands, Going Going Gone! and Warehouse Sale stores, online, and through the DICK’S mobile app. DICK’S also owns and operates DICK’S House of Sport and Golf Galaxy Performance Center, as well as GameChanger, a youth sports mobile app for scheduling, communications, live scorekeeping and video streaming.

Driven by its belief that sports make people better, DICK’S has been a longtime champion for youth sports and, together with its Foundation, has donated millions of dollars to support under-resourced teams and athletes through the Sports Matter program and other community-based initiatives. Additional information about DICK’S business, corporate giving, sustainability efforts and employment opportunities can be found on dicks.com, investors.dicks.com, sportsmatter.org, dickssportinggoods.jobs and on Facebook, Twitter and Instagram.
Contacts:

Investor Relations:
Nate Gilch, Senior Director of Investor Relations
DICK'S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400

Media Relations:
(724) 273-5552 or press@dcsg.com

Category: Earnings

###

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	January 28, 2023	% of Sales (1)	January 29, 2022	% of Sales (1)

Net sales	$3,596,713	100.00%	$3,352,160	100.00%
Cost of goods sold, including occupancy and distribution costs	2,430,674	67.58	2,092,555	62.42

GROSS PROFIT	1,166,039	32.42	1,259,605	37.58

Selling, general and administrative expenses	853,054	23.72	783,578	23.38
Pre-opening expenses	2,129	0.06	755	0.02

INCOME FROM OPERATIONS	310,856	8.64	475,272	14.18

Interest expense	17,953	0.50	16,867	0.50
Other income	(27,508)	(0.76)	(1,881)	(0.06)

INCOME BEFORE INCOME TAXES	320,411	8.91	460,286	13.73

Provision for income taxes	84,790	2.36	114,193	3.41

NET INCOME	$235,621	6.55%	$346,093	10.32%

EARNINGS PER COMMON SHARE:
Basic	$2.91		$4.33
Diluted	$2.60		$3.16

NUMERATOR USED TO COMPUTE EARNINGS PER COMMON SHARE:
Basic	$235,621		$346,093
Diluted	$238,007		$346,093

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	81,107		79,933
Diluted	91,395		109,366

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	52 Weeks Ended
	January 28, 2023	% of Sales (1)	January 29, 2022	% of Sales

Net sales	$12,368,198	100.00%	$12,293,368	100.00%
Cost of goods sold, including occupancy and distribution costs	8,083,640	65.36	7,581,482	61.67

GROSS PROFIT	4,284,558	34.64	4,711,886	38.33

Selling, general and administrative expenses	2,805,462	22.68	2,664,083	21.67
Pre-opening expenses	16,077	0.13	13,300	0.11

INCOME FROM OPERATIONS	1,463,019	11.83	2,034,503	16.55

Interest expense	95,220	0.77	57,839	0.47
Other income	(15,949)	(0.13)	(17,774)	(0.14)

INCOME BEFORE INCOME TAXES	1,383,748	11.19	1,994,438	16.22

Provision for income taxes	340,610	2.75	474,567	3.86

NET INCOME	$1,043,138	8.43%	$1,519,871	12.36%

EARNINGS PER COMMON SHARE:
Basic	$13.43		$18.27
Diluted	$10.78		$13.87

NUMERATOR USED TO COMPUTE EARNINGS PER COMMON SHARE:
Basic	$1,043,138		$1,519,871
Diluted	$1,070,198		$1,519,871

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	77,672		83,183
Diluted	99,274		109,578

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands)

	January 28, 2023	January 29, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,924,386	$2,643,205
Accounts receivable, net	71,286	68,263
Income taxes receivable	8,187	1,978
Inventories, net	2,830,917	2,297,609
Prepaid expenses and other current assets	128,410	95,601
Total current assets	4,963,186	5,106,656

Property and equipment, net	1,312,988	1,319,681
Operating lease assets	2,138,366	2,044,819
Intangible assets, net	60,364	86,767
Goodwill	245,857	245,857
Deferred income taxes	41,189	35,024
Other assets	230,246	202,872
TOTAL ASSETS	$8,992,196	$9,041,676

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,206,066	$1,281,322
Accrued expenses	508,573	620,143
Operating lease liabilities	546,755	480,318
Income taxes payable	29,624	13,464
Deferred revenue and other liabilities	350,428	317,433
Total current liabilities	2,641,446	2,712,680
LONG-TERM LIABILITIES:
Revolving credit borrowings	—	—
Senior notes	1,482,336	1,481,443
Convertible senior notes	58,271	449,287
Long-term operating lease liabilities	2,117,773	2,099,146
Other long-term liabilities	167,747	197,534
Total long-term liabilities	3,826,127	4,227,410
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	585	520
Class B common stock	236	236
Additional paid-in capital	1,416,847	1,488,834
Retained earnings	4,878,404	3,956,602
Accumulated other comprehensive loss	(252)	(82)
Treasury stock, at cost	(3,771,197)	(3,344,524)
Total stockholders' equity	2,524,623	2,101,586
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,992,196	$9,041,676

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

	Fiscal Year Ended
	January 28, 2023	January 29, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,043,138	$1,519,871
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	365,475	322,551
Amortization of deferred financing fees and debt discount	4,250	30,794
Deferred income taxes	23,100	16,451
Stock-based compensation	50,603	52,800
Other, net	15,306	—
Changes in assets and liabilities:
Accounts receivable	(13,558)	2,011
Inventories	(533,308)	(344,041)
Prepaid expenses and other assets	(9,690)	(16,047)
Accounts payable	13,983	37,782
Accrued expenses	(74,205)	61,307
Income taxes payable / receivable	12,256	(23,115)
Construction allowances provided by landlords	36,100	40,195
Deferred revenue and other liabilities	22,689	20,648
Operating lease assets and liabilities	(34,258)	(104,335)
Net cash provided by operating activities	921,881	1,616,872
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(364,075)	(308,261)
Proceeds from sale of other assets	14,261	9,671
Deposits and other investing activities	(43,080)	(45,389)
Net cash used in investing activities	(392,894)	(343,979)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal paid in connection with exchange of convertible senior notes	(515,865)	—
Transaction costs for debt issuance	—	(15,268)
Proceeds from senior notes, net of debt discount	—	1,496,671
Payments on finance lease obligations	(740)	(726)
Proceeds from exercise of stock options	23,681	26,348
Minimum tax withholding requirements	(43,936)	(32,597)
Cash paid for treasury stock	(458,456)	(1,144,633)
Cash dividends paid to stockholders	(163,081)	(602,964)
Decrease in bank overdraft	(89,239)	(14,553)
Net cash used in financing activities	(1,247,636)	(287,722)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(170)	(33)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(718,819)	985,138
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,643,205	1,658,067
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,924,386	$2,643,205

DICK'S SPORTING GOODS, INC.
GAAP to NON-GAAP RECONCILIATIONS - UNAUDITED

Non-GAAP Net Income and Earnings Per Share Reconciliations
(in thousands, except per share amounts)

	13 Weeks Ended January 28, 2023

	Gross profit	Selling, general and administrative expenses	Income before income taxes	Net income (3)	After tax interest from Convertible Senior Notes (3)	Numerator used to compute earnings per diluted share	Weighted average diluted shares	Earnings per diluted share
GAAP Basis	$1,166,039	$853,054	$320,411	$235,621	$2,386	$238,007	91,395	$2.60
% of Net Sales	32.42%	23.72%	8.91%	6.55%	0.07%	6.62%
Convertible Senior Notes (1)	—	—	—	—	(2,386)	(2,386)	(3,381)
Field & Stream exit charges (2)	740	(29,340)	30,080	22,259	—	22,259	—
Non-GAAP Basis	$1,166,779	$823,714	$350,491	$257,880	$—	$257,880	88,014	$2.93
% of Net Sales	32.44%	22.90%	9.74%	7.17%	—%	7.17%
(1)Adjustment eliminates the impact of assumed share settlement of the Convertible Senior Notes as required by the if-converted method. During the 13 weeks ended January 28, 2023, the Company settled $95.3 million of its Convertible Senior Notes without dilutive effect, as the related principal was settled in cash and due to the shares received from its convertible bond hedge. The Company does not expect the shares underlying the remaining $59.1 million will have a dilutive effect upon conversion and believes reflecting the notes as debt more closely represents the economics of the transaction upon future conversion.
(2)Field & Stream exit charges of $30.1 million included $28.5 million of non-cash impairments of store assets, $0.8 million of severance and a $0.7 million inventory write-down related to our closure of 12 Field & Stream stores in the fourth quarter of fiscal 2022.
(3)The provision for income taxes for non-GAAP adjustments was calculated at 26% which approximates the Company's blended tax rate.

	52 Weeks Ended January 28, 2023

	Gross profit	Selling, general and administrative expenses	Income before income taxes	Net income (3)	After tax interest from Convertible Senior Notes (3)	Numerator used to compute earnings per diluted share	Weighted average diluted shares	Earnings per diluted share
GAAP Basis	$4,284,558	$2,805,462	$1,383,748	$1,043,138	$27,060	$1,070,198	99,274	$10.78
% of Net Sales	34.64%	22.68%	11.19%	8.43%	0.22%	8.65%
Convertible Senior Notes (1)	—	—	—	—	(27,060)	(27,060)	(10,792)
Field & Stream exit charges (2)	740	(29,340)	30,080	22,259	—	22,259	—
Non-GAAP Basis	$4,285,298	$2,776,122	$1,413,828	$1,065,397	$—	$1,065,397	88,482	$12.04
% of Net Sales	34.65%	22.45%	11.43%	8.61%	—%	8.61%
(1)Adjustment eliminates the impact of assumed share settlement of the Convertible Senior Notes as required by the if-converted method. During the 52 weeks ended January 28, 2023, the Company settled $515.9 million of its Convertible Senior Notes without dilutive effect, as the related principal was settled in cash and due to the shares received from its convertible bond hedge. The Company does not expect the shares underlying the remaining $59.1 million will have a dilutive effect upon conversion and believes reflecting the notes as debt more closely represents the economics of the transaction upon future conversion.
(2)Field & Stream exit charges of $30.1 million included $28.5 million of non-cash impairments of store assets, $0.8 million of severance and a $0.7 million inventory write-down related to our closure of 12 Field & Stream stores in the fourth quarter of fiscal 2022.
(3)The provision for income taxes for non-GAAP adjustments was calculated at 26% which approximates the Company's blended tax rate.

	13 Weeks Ended January 29, 2022

	Income from operations	Interest expense	Income before income taxes	Net income (2)	Weighted average diluted shares	Earnings per diluted share
GAAP Basis	$475,272	$16,867	$460,286	$346,093	109,366	$3.16
% of Net Sales	14.18%	0.50%	13.73%	10.32%
Convertible Senior Notes (1)	—	(8,101)	8,101	5,995	(12,638)
Non-GAAP Basis	$475,272	$8,766	$468,387	$352,088	96,728	$3.64
% of Net Sales	14.18%	0.26%	13.97%	10.50%

(1)Amortization of the non-cash debt discount on the Company's Convertible Senior Notes and diluted shares that are designed to be offset at settlement by shares delivered from the convertible note hedge purchased by the Company.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximated the Company's blended tax rate.

	52 Weeks Ended January 29, 2022

	Income from operations	Interest expense	Income before income taxes	Net income (2)	Weighted average diluted shares	Earnings per diluted share
GAAP Basis	$2,034,503	$57,839	$1,994,438	$1,519,871	109,578	$13.87
% of Net Sales	16.55%	0.47%	16.22%	12.36%
Convertible Senior Notes (1)	—	(30,794)	30,794	22,788	(11,332)
Non-GAAP Basis	$2,034,503	$27,045	$2,025,232	$1,542,659	98,246	$15.70
% of Net Sales	16.55%	0.22%	16.47%	12.55%

(1)Amortization of the non-cash debt discount on the Company's Convertible Senior Notes and diluted shares that are designed to be offset at settlement by shares delivered from the convertible note hedge purchased by the Company.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximated the Company's blended tax rate.

Reconciliation of Gross Capital Expenditures to Net Capital Expenditures
(in thousands)

The following table represents a reconciliation of the Company's gross capital expenditures to its capital expenditures, net of tenant allowances.

	Fiscal Year Ended
	January 28, 2023	January 29, 2022
Gross capital expenditures	$(364,075)	$(308,261)
Construction allowances provided by landlords	36,100	40,195
Net capital expenditures	$(327,975)	$(268,066)